                                   Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
PHP Healthcare Corporation


We consent to the incorporation by reference in the registration statement (No. 33-41577) on Form S-8 and the registration statement (No. 333-01011) on Form S-3 of PHP Healthcare Corporation of our report dated July 10, 1996, on our audits of the consolidated financial statements and financial statement schedule of PHP Healthcare Corporation and subsidiaries as of April 30, 1996 and 1995, and for the two years ended April 30, 1996, which report is included in this annual report on Form 10-K of PHP Healthcare Corporation.


                                     Coopers & Lybrand L.L.P.

Washington, D.C.
July 26, 1996